EXHIBIT 32.01

SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE
OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Gerald Corcoran, Chief Executive Office and I, Helen D. McCarthy, Chief Financial Officer, of R.J. O’Brien Fund Management, LLC (“RJOFM”), the Managing Owner of JWH Global Trust (the “Trust”), certify that (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Gerald Corcoran	/s/ Helen D. McCarthy
Gerald Corcoran Chief Executive Officer R.J. O’Brien Fund Management, LLC, Managing Owner	Helen D. McCarthy Chief Financial Officer R.J. O’Brien Fund Management, LLC, Managing Owner
July 18, 2007	July 18, 2007